UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NEVADA GOLD & CASINOS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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IMPORTANT REMINDER TO VOTE YOUR PROXY

February 8, 2019

Dear Stockholder:

As of the date of this letter our records indicate your vote has not yet been received for the Special Meeting of Stockholders of Nevada Gold & Casinos, Inc., which is scheduled to be held at 10:00 a.m., Pacific Time, on Friday, February 22, 2019 at the Tropicana Las Vegas Casino Hotel, 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109. At the Special Meeting you will be asked to vote upon, among other matters, the Agreement and Plan of Merger with Maverick Casinos LLC. Please take a moment right now to vote your shares to ensure that your voice is heard in this very important decision regarding your investment.

The Nevada Gold & Casinos board of directors unanimously recommends that Nevada Gold & Casinos stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Your vote is important, please vote your shares today by telephone, internet, or by completing and mailing the enclosed proxy card. Remember – every share and every vote counts!

Please make sure your voice is heard in this important matter affecting your investment. If you have any questions, please call MacKenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or (212) 929-5500 or at proxy@mackenziepartners.com

If you have recently voted, please disregard this reminder and thank you for your attention to this important matter.

Sincerely,

Nevada Gold & Casinos, Inc.

711 Powell Avenue Southwest, Suite 100 • Renton, WA 98057 • P: 702.685.1000 • F: 281.856.2616